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                                                                    EXHIBIT 23.2



                  Consent of Independent Public Accountants



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 dated June 7, 1996, of our report dated September 15, 1995, included in the F.Y.I. Incorporated Annual Report on Form 10-K and amended by the Annual Report on Form 10-K/A for the year ended December 31, 1995, and to all references to our firm included in this registration statement.

ELKO, FISCHER, MCCABE & RUDMAN, LTD.


Media, Pennsylvania
  June 7, 1996